STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated December 8, 2006, is by and among Liberty Diversified Holdings, Inc., a Nevada corporation ("Buyer"), Wayne Bailey ("Stockholder") and Better Bodies, Inc., a Nevada corporation (the "Company"). The Company and the Stockholder are sometimes collectively referred to as the "Stockholders."

                                  RECITAL:

     WHEREAS, the Company is in the business of health and fitness.

     WHEREAS, Stockholder owns one hundred percent (100%) of the outstanding capital stock of Company (the "Shares");

     WHEREAS, Buyer desires to acquire the Company and make it a wholly-owned subsidiary of Buyer; and

     WHEREAS, Stockholder desires to sell, and Buyer desires to purchase the Shares of the Company upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows.


                                 ARTICLE I
                         PURCHASE AND SALE OF STOCK

     1.1. Sale of Common Stock. Stockholder hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as defined in Section 1.3), free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, 6,000,000 shares of duly and validly issued, fully paid and nonassessable common stock of the Company, representing all of the Shares.


          (a) Stockholder further agrees that as part of this agreement, the name Cellubike and any and all trade marks, marketing agreements and/or licenses for Cellubike, and the website www.cellubike.com and the domain www.cellubike.com is also included in Better Bodies, Inc,

     1.2. Purchase Price. Subject to the terms and conditions of this Agreement and in reliance upon the respective representations, warranties and covenants of Buyer, Stockholder and the Company herein contained and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Shares to Buyer, Buyer agrees to deliver to Stockholder 10,000,000 shares of Buyer's Series B Preferred stock (OTCBB LDHI).

     1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Liberty Diversified Holdings, Inc. on December 8, 2006, or such other place and time that the parties decide to meet on December 8, 2006. The date and time of the Closing are herein referred to as the "Closing Date."


                                 ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF
                     STOCKHOLDER CONCERNING THE COMPANY

     To induce Buyer to enter into this Agreement, Stockholder represents and warrants to Buyer as follows:

     2.1. Organization and Qualifications of the Company. The Company is a corporation lawfully existing and in good standing under the laws of Nevada with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Company is duly qualified and in good standing as a foreign corporation in each state where such qualification is required.

     2.2. Capitalization of the Company. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which approximately 6,000,000 are issued and outstanding, fully paid and non-assessable. There are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire any shares of the Company's capital stock. No securities of the Company are either directly or indirectly convertible into or exchangeable for shares of capital stock of the Company and there are no stock appreciation, phantom or similar rights based on the book value or any other attribute of any capital stock of the Company.

     2.3. Subsidiaries. The Company does not have any subsidiaries or own any securities issued by any other business organization or governmental authority. The Company is not a partner or joint venturer in any partnership or joint venture.

     2.4. Title to Properties; Condition of Properties. The Company has good and marketable title to all of the assets listed on the Latest Balance Sheet (defined in Section 2.7) (other than inventory and other assets sold since the date of the Latest Balance Sheet in the ordinary course of business) and all other assets used in its business free and clear of any encumbrance of any kind (collectively, "Encumbrances"), except liens securing debt reflected on the Latest Balance Sheet. All machinery and equipment owned by the Company is in good repair, has been well maintained and is in good working order, normal wear and tear excepted. All assets necessary for the continued operation of the Company's business as it is currently being conducted and as it has been conducted since its inception are owned by the Company or subject to valid leasehold interests.


     2.5. Environmental Matters.

          (a) Neither the Real Property nor any property previously owned or operated by the Company has been used by the Company, or to the best knowledge of each Stockholder, by any other party, for the purpose of generating, storing, disposing or treating of any hazardous, toxic or dangerous substance, waste or material ("Hazardous Materials") as defined under or regulated by any federal, state or local laws relating to pollution, protection of the environment or worker health and safety (collectively, the "Environmental Laws") except to the extent such generating, storing, disposing or treating is not in violation of the Environmental Laws. There has been no release or threatened release of Hazardous Materials on the Real Property by the Company or, to the best knowledge of each Stockholder, by any other party. Neither the Company nor any Stockholder has received any notice of any asserted present or past failure by the Company or by any other party to comply with any Environmental Laws or any rule or regulation adopted pursuant to such laws in connection with the Real Property.

          (b) The Company has not transported Hazardous Materials, or arranged for the transportation of Hazardous Materials to any disposal, treatment or storage site which is the subject of federal, state or local enforcement actions, or, to the best knowledge of each Stockholder, other governmental or private investigations, or which may lead to claims against the Company for clean up costs, remedial work, or for damages.

     2.6. Financial Statements. Stockholder has delivered or will deliver to Buyer the following financial statements (collectively, the "Financial Statements"): Unaudited Income Statement, Balance Sheet, and Statement of Cash Flow of the Company from its inception through November 30, 2006.

     All of the financial statements referred to in this Section 2.6 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company's past practices, are complete and correct and present fairly the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered.

     2.7. Payment of Taxes. The Company has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due and taxes for which adequate provision has been made in the Latest Balance Sheet.

     2.8. Absence of Undisclosed Liabilities.  Except as set forth on
Schedule 2.8, the Company has no liabilities of any nature, whether accrued, absolute or contingent, other than and to the extent reflected or reserved against on the Latest Balance Sheet and liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet. There is no agreement, judgment, decree, order or, to the best knowledge of Stockholder, any facts which materially affects, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of the Company which has not been specifically disclosed in this Agreement.

     2.9. Accounts Receivable. All of the accounts receivable of the Company reflected on the Latest Balance Sheet or thereafter acquired are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim in the recorded amounts, subject only to the allowance for doubtful accounts maintained in accordance with the Company's past practices.

     2.10. Inventories. The inventory of the Company consists of items of a quantity consistent with normal inventory levels of the Company and of a quality and condition that is usable and saleable in the ordinary course of business for the purposes for which intended. Such inventory is carried on the Company's books of account in accordance with generally accepted accounting principles consistently applied.

     2.11. Conduct of Business in the Ordinary Course. The Company has conducted its business since its inception only in the usual and ordinary course consistent with past practice and since such date, the Company has not (i) sold or transferred any of its assets, except inventory in the ordinary course of business; (ii) changed any method of accounting or accounting practice; (iii) increased or promised to increase the compensation payable to any employee; (iv) made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation, to any officer, director, shareholder or employee of the Company or any of their affiliates; (v) changed its outstanding shares of capital stock or repurchased, redeemed or acquired any outstanding shares of capital stock or other ownership interest in securities of the Company; or (vi) suffered any damage or casualty to its assets.

     2.12. Patents, Trade Names, Trademarks and Copyrights. The Company owns and has the right to use, free and clear of any claims or rights of others, all patents, trademarks, service marks, tradenames, formulations, lab manuals, know-how, unpatented technology, trade secrets and customer lists which it is using. A list of all registered trademarks is attached as Schedule 2.12.

     2.13. Contracts. Except for contracts, commitments, plans, agreements and licenses described on Schedule 2.13 (the "Contracts"), the Company is not a party to or subject to:

          (a) any contract or agreement providing for the purchase of all or substantially all of the Company's requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (b) any contract or agreement not terminable on 30-days notice without penalty to the Company;

          (c)  any contract with any sales agent or distributor;

          (d) any contract containing covenants limiting the Company's freedom to compete in any line of business or with any person or entity;

          (e)  any license agreement (as licensor or licensee);

          (f) any contract or agreement with any present or former officer, director or shareholder of the Company or with any persons or organizations controlled by or affiliated with any of them; or

          (i) any other material contract not entered into in the ordinary course of business.

     All Contracts are in full force and effect and have not been amended, extended or otherwise modified. Neither the Company nor, to the best knowledge of Stockholder, any other party is in default under any of the Contracts.

     2.14. Litigation. There is no legal, administrative, arbitration or other proceeding or governmental investigations pending or, to the best knowledge of Stockholder, threatened against the Company.

     2.15. Compliance with Laws. The Company has not violated, and is not violating, any laws, regulations or permits which apply to the conduct of its business or the Real Property, the failure with which to comply would have a material adverse effect on the Company.

     2.16. Permits. The Company holds all licenses, permits and franchises which are required to permit it to conduct its business.

     2.17. Transactions with Interested Persons. Stockholder does not own directly or indirectly any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

     2.18. Warranty or Other Claims. There are no existing material claims against the Company for goods or services which are defective or fail to meet any product warranties or contract or industry standards. To the best knowledge of each Stockholder, there are no threatened claims, or any facts upon which a claim could be based, against the Company for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

     2.19.     Employee Benefit Programs.

          (a) Company has no current or planned employee benefit plans as term idefined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

          (b) Other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of such plans, no claim is currently pending or, to the best knowledge of each Stockholder, threatened against any such plan. There are no unfunded obligations of the Company under any of its retirement, pension, profit-sharing and deferred compensation plans and programs.

          (c) the Company has filed all returns required under the Code and ERISA with respect to its employee benefit plans, including returns required by the Department of Labor.

          (d) the Company has complied with all obligations under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

     2.20 Employee Matters.

          (a)  Company currently has no salaried employees;

          (b) To the best knowledge of Stockholder, the Company has no past employees who have suffered or are suffering from any illness or disease caused directly or indirectly by any employment related condition or by contact with any Hazardous Materials within the scope of such employee's employment with the Company.

          (c) No employees of the Company are currently on temporary or permanent disability or other leave;

          (d) there are no labor strikes or work stoppages threatened against the Company; and

          (e) there are no material pending or threatened grievance or arbitration proceedings regarding labor matters, and the Company has not experienced any work stoppage or other labor difficulty.


     2.21. Stockholder Familiarity With Buyer. Stockholder represents that he has been afforded an opportunity to review all information, books and records, including accounting and financial records, of Buyer, as well as the opportunity to ask questions of Buyer's accountants, and is making an informed independent investment decision. Further, Stockholder currently serves as Chief Financial Officer and Secretary of the Buyer and is a member of its Board of Directors and hereby represents and acknowledges that Stockholder is familiar with Liberty Diversified Holdings, Inc., its operations, and current assets and liabilities. Stockholder further represents that he has made his own independent investigation of Liberty Diversified Holdings, Inc. and is not relying upon any representations of share worth, potential profitability or similar representations of the Buyer.

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder represents and warrants to Buyer as follows:

     3.1. Ownership of the Shares. Stockholder is the recorded and beneficial owner of the Shares set forth on Exhibit A attached hereto free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions. Stockholder is not subject to, or a party to, any Articles of Incorporation or Bylaws provisions, shareholder control agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the voting, sale or other disposition of such Shares.

     3.2. Authority of Stockholder. Stockholder has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to Buyer valid, lawful and marketable title to such Shares to be sold, assigned and transferred by Stockholder pursuant to this Agreement. Such Stockholder represents that neither the execution and delivery of this Agreement or any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to such Stockholder or the Company or any of his or its assets or property or business.

     3.3. Title. Upon delivery to Buyer of certificates representing all of such Stockholder's Shares at Closing, Buyer will acquire lawful, valid and marketable title to such Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

     3.4. Prohibitions of Transactions. Stockholder is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.


                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and Stockholder as follows:

     4.1. Approval. Buyer has all necessary corporate power and is duly authorized to purchase, acquire and accept the Shares as specified in this Agreement. Buyer has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     4.2. Prohibitions of Transactions. Buyer is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

     4.3. Capitalization of Buyer. The authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock as of December 5, 2006 of which approximately 54,000,000 are issued and outstanding, fully paid and non-assessable. Buyer also has authorized Series A and Series B preferred stock consisting of a total of 50,000,000 shares of which a total of 28,401,834 are issued and outstanding, fully aid and non-assessable, and which are convertible to common shares on a one-to-one bases. There are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire any shares of Buyer's capital stock. No securities of Buyer are either directly or indirectly convertible into or exchangeable for shares of capital stock of Buyer, except for the conversion rights of the existing classes of preferred stock, and there are no stock appreciation, phantom or similar rights based on the book value or any other attribute of any capital stock of Buyer.

     4.4. Subsidiaries. Buyer currently has one inactive wholly owned subsidiary Corporate Media Solutions, Inc. Buyer is not a partner or joint venturer in any partnership or joint venture.

     4.5. Title to Properties; Condition of Properties. Buyer has good and marketable title to all of the assets listed on the Latest Balance Sheet (defined in Section 4.8) (other than inventory and other assets sold since the date of the Latest Balance Sheet in the ordinary course of business) and all other assets used in its business free and clear of any encumbrance of any kind (collectively, "Encumbrances"), except liens securing debt reflected on the Latest Balance Sheet.


     4.6. Real Property.  Buyer does not own any real property.

     4.7. Financial Statements. Buyer has delivered to Stockholder the following financial statements (collectively, the "Financial Statements"):

          (a) Audited Income Statement, Balance Sheet, and Statement of Cash Flow of Buyer for the year ending December 31, 2005.

          (b) Reviewed Balance Sheet of Buyer as of September 30, 2006 (the "Latest Balance Sheet"), and an Income Statement for the six-month period then-ended prepared by Buyer.

     All of the financial statements referred to in this Section 4.7 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Buyer's past practices, are complete and correct and present fairly the financial condition of Buyer at the dates of said statements and the results of its operations for the periods covered.

     4.8. Payment of Taxes. Buyer has filed or is in process of filing all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it.

     4.9. Absence of Undisclosed Liabilities. Buyer has no liabilities of any nature, whether accrued, absolute or contingent, other than and to the extent reflected or reserved against on the Latest Balance Sheet and liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet. There is no agreement, judgment, decree, order or any facts which materially affects, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of Buyer which has not been specifically disclosed in this Agreement.

     4.10. Accounts Receivable. All of the accounts receivable of Buyer reflected on the Latest Balance Sheet or thereafter acquired are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim in the recorded amounts, subject only to the allowance for doubtful accounts maintained in accordance with Buyer's past practices.

     4.11. Inventories. The inventory of Buyer consists of items of a quantity consistent with normal inventory levels of Buyer and of a quality and condition that is usable and saleable in the ordinary course of business for the purposes for which intended. Such inventory is carried on Buyer's books of account in accordance with generally accepted accounting principles consistently applied.


     4.12. Conduct of Business in the Ordinary Course. Buyer has conducted its business since December 31, 2005, only in the usual and ordinary course consistent with past practice and since such date, Buyer has not sold or transferred any of its assets, except MCR Printing and Packaging Corp., Packaging City, Inc., and Innovative Packaging Technologies, Inc. (IPTI), which were disclosed in an 8-K filing on November 28, 2006; and of which Stockholder is fully aware.

     4.13. Patents, Trade Names, Trademarks and Copyrights. Buyer owns or has the right to use, free and clear of any claims or rights of others, all patents, trademarks, service marks, trade names, formulations, lab manuals, know-how, unpatented technology, trade secrets and customer lists which it is using.

     4.14.     Contracts.  Buyer is not a party to or subject to:

          (a) any contract or agreement providing for the purchase of all or substantially all of Buyer's requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (b) any contract or agreement not terminable on 30-days notice without penalty to Buyer;

          (c) any contract containing covenants limiting Buyer's freedom to compete in any line of business or with any person or entity;

     All Contracts are in full force and effect and have not been amended, extended or otherwise modified. Neither Buyer nor any other party is in default under any of the Contracts.

     4.15. Litigation. There is no legal, administrative, arbitration or other proceeding or governmental investigations pending or threatened against Buyer that have not been disclosed in the Company's 10K or 10Q reports.

     4.16. Regulatory Matters. Buyer has filed and is current with all filings with the Securities and Exchange Commission ("SEC") and any other applicable regulatory, listing or exchange agency. All filing with the SEC or other applicable regulatory, listing or exchange agency are true and correct and contain no material inaccuracies.

     4.17 Transactions with Interested Persons. Buyer does not own directly or indirectly any material interest in any customer, competitor or supplier of Buyer, or any organization which has a material contract or arrangement with Buyer.

     4.18 Warranty or Other Claims. There are no existing material claims against Buyer for goods or services which are defective or fail to meet any product warranties or contract or industry standards. There are no threatened claims, or any facts upon which a claim could be based, against Buyer for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

     4.19.     Employee Benefit Programs.

          (a) To the best knowledge of Stockholder, Buyer is in full compliance with the Internal Revenue Code of 1986, as amended (the "Code") and ERISA with respect to any and all employee benefit plans.

          (b) Other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of such plans, no claim is currently pending or threatened against any such plan. There are no unfunded obligations of Buyer under any of its retirement, pension, profit-sharing and deferred compensation plans and programs.

          (c) Buyer has filed all returns required under the Code and ERISA with respect to its employee benefit plans, including returns required by the Department of Labor.

          (d) Buyer has complied with all obligations under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

     4.20.     Employee Matters.

          (a) Buyer is not a party to any collective bargaining agreement and no labor union or group is attempting to organize or represent any employees of Buyer;

          (b) Buyer is in substantial compliance with applicable federal, state and local laws respecting terms and conditions of employment, occupational safety and health and wages and hours;

          (c) None of the employees of Buyer has suffered or is suffering from any illness or disease caused directly or indirectly by any employment related condition or by contact with any Hazardous Materials within the scope of such employee's employment with Buyer.

          (d) No employees of Buyer are currently on temporary or permanent disability or other leave;

          (e) there are no labor strikes or work stoppages threatened against Buyer; and

          (f) there are no material pending or threatened grievance or arbitration proceedings regarding labor matters, and Buyer has not experienced any work stoppage or other labor difficulty.


                                 ARTICLE V
                             CLOSING DOCUMENTS

     5.1 Deliveries of Stockholder. Stockholder shall deliver to Buyer within 20 days all of the following, executed as appropriate:

          (a) a Certificate executed by the Secretary of the Company certifying as to (i) an attached copy of the Company's Articles of Incorporation in effect as of the date hereof, (ii) an attached copy of the Company's Bylaws in effect as of the date hereof, and (iii) a Certificate of Good Standing of the Company from the Nevada Secretary of State, dated no more than ten (10) days prior to the Closing Date;

          (b) the stock certificate(s) representing all of the Shares, duly endorsed for transfer or accompanied by an executed stock power.

     5.2 Deliveries of Buyer. Buyer shall deliver to Stockholder on the Closing Date the Preferred Shares in accordance with Section 1.2 hereof within 20 days of the Closing Date.

                                 ARTICLE VI
                                 COVENANTS

     6.1. General Release. On the Closing Date, Stockholder releases the Company and its directors, officers, shareholders, agents and employees and discharges them from any and all obligations and claims which have arisen or might arise out of facts or actions existing or taken on or prior to the Closing Date, except obligations or claims which may be made under this Agreement. In the event that Buyer is entitled to any claim for indemnification under this Agreement, Stockholder agrees that he shall not have the right to seek indemnity or contribution with respect to any such claim from, or have any similar right with respect to, the Company, Buyer or their respective affiliates whether by contract, agreement, bylaw, corporate law statute, common law or otherwise.

     6.2 Confidential Information. Each party to this Agreement recognizes that the other parties' business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including, without limitation, all documents, writings, memoranda, business plans, illustrations, designs, plans, know-how, technology, financial information, personnel data, processes, formulas, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques, business acquisition plans, methods of manufacture, trade secrets and all other valuable or unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees or customers (hereinafter collectively termed "Protected Information"). Each party to this Agreement expressly acknowledges and agrees that Protected Information constitutes trade secrets and confidential and proprietary business information of Buyer and the Company. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by any party. Each party to this Agreement acknowledges that Protected Information is essential to the success of business, and it is the policy of Buyer and the Company to maintain as secret and confidential Protected Information. Accordingly, each party to this Agreement agrees to hold such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other entity or person to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other entity or person nor use in any manner for any parties' or any other entity's or person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information except to the extent that disclosure is required by law; provided, however, that the parties shall provide Buyer and the Company with notice as far in advance of any required disclosure as is practicable in order for Buyer and the Company to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and all parties shall use all reasonable efforts to cooperate with Buyer and the Company in connection therewith and in furtherance thereof. This obligation of non disclosure of information shall continue to exist for so long as such information remains Protected Information.

     6.3 Scope. If, at the time of enforcement of Section 6.2, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     6.4 Remedies. Each party to this Agreement agrees that if he or it shall commit or threaten to commit a breach of any of the covenants and agreements contained in this Article VI, then Buyer or the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Buyer and the Company and that money damages would not provide an adequate remedy therefor. If any party to this Agreement violates any of the terms of this Article VI, the running of the periods of limitation referred to in this Agreement shall be tolled from the date that Buyer or the Company gives to the violating party notice of such violation until such violation shall cease and shall begin to run again only when the violating party is in compliance with the terms hereof, whether voluntarily or pursuant to an order of a court.

                                ARTICLE VII
                              INDEMNIFICATION


     7.1 Indemnification. Shareholder and Company shall indemnify and hold Buyer harmless from and against all claims, liabilities, losses and damages, including, but not limited to, litigation costs, expenses, reasonable attorney fees and liabilities relating thereto asserted by any legal entity against Buyer and/or Shareholder and Company based upon any and all claims, including claims of infringement (or similar legal theory) of any U.S. or foreign patent, trade secret, trademark, copyright or other intellectual property interest resulting from or allegedly related to the manufacture, sale, operation or use of products, documents or materials produced by Company. Shareholder and Company shall notify Buyer promptly of any matter in respect of which the foregoing indemnity may apply and of which Shareholder and Company has knowledge. Shareholder and Company shall defend such claims at its own expense and pay the costs and damages and attorney fees awarded in any such action or claim. Shareholder and Company shall have the right to control the defense and settlement of all such actions or claims. Buyer shall cooperate with Shareholder and Company in connection with such settlement or defense.

                                ARTICLE VIII
                               MISCELLANEOUS

     8.1. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Buyer, the Company or Stockholder in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

     8.2. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of California.

     8.3. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

     8.4. Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

     8.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.


     8.6. Section Headings. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

     8.7. Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

     8.8. Waiver. Waiver by any party hereunder of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     8.9. Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

     8.10 Notices. All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

          If to the Stockholder:

          Wayne Bailey
          99 Fountainhead Circle
          Henderson, NV 89052
          (801) 558-9646

          If to the Company

          Better Bodies, Inc.
          99 Fountainhead Circle
          Henderson, NV 89052
          (801) 558-9646
          Attn: Wayne Bailey

          If to the Buyer, at:

          Liberty Diversified Holdings, Inc.
          3 Marble Sands
          Newport Beach, California 92660
          Attn:  Ron Touchard
          (949) 640-7750

          with a copy to:

          Richardson & Patel
          Murdock Plaza
          10900 Wilshire Blvd.  Suite 500
          Los Angeles, CA 90024
          Attn: Addison Adams


or to such other address as the Stockholder or the Buyer may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

     This agreement may have amendments after review by legal counsel of both parties and if they are mutually agreed upon by both parties.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


BUYER:

LIBERTY DIVERSIFIED HOLDINGS, INC.   STOCKHOLDER:



By:____________________________      By: _______________________________
Its: Chief Executive Officer         Wayne Bailey




                                     BETTER BODIES, INC.

By:____________________________      By: _______________________________
Its:  President                      Its:  CEO

ATTACHMENTS:

Exhibit A   Certificate of Ownership of Shares
Schedule 2.8   Statement of Liabilities
Schedule 2.12   List of Registered Trademarks
Schedule 2.13 - Contracts